EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-259478 on Form S-3 and Registration Statement No. 333-248234 on Form S-8 of our report dated March 9, 2022, relating to the financial statements of Fathom Holdings Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
March 9, 2022